Exhibit 99.1

CONTACTS

Media:

Mary Kay Dodero

+1 734.386.6253

Mary.Kay.Dodero@adient.com

Investors:

Mark Oswald

T +1 734.254.3372

Mark.A.Oswald@adient.com

Adient announces cash tender and consent solicitation for senior first lien notes and cash tender offer for senior unsecured notes

PLYMOUTH, Mich., January 26, 2022 — Adient plc (NYSE: ADNT) (the “Company”) today announced that (i) its wholly owned subsidiary Adient US LLC (the “U.S. Issuer”) has commenced an offer to purchase for cash (the “U.S. Tender Offer”) its outstanding 9.00% senior first lien notes listed in the table below and the 2025 Consent Solicitation (as defined below), and (ii) its wholly owned subsidiary Adient Global Holdings Ltd (the “Jersey Issuer” and, together with the U.S. Issuer, the “Issuers”) has commenced an offer to purchase for cash (the “EUR Tender Offer” and, together with the U.S. Tender Offer, each a “Tender Offer” and together the “Tender Offers”) the Jersey Issuer’s outstanding 3.50% senior unsecured notes listed in the table below, in each case, subject to the terms and conditions described in the Issuers’ Offer to Purchase dated January 26, 2022 (the “Offer to Purchase”).

		Aggregate Principal Amount Outstanding	per $1,000 / €1,000 Principal Amount of Notes
Title of Notes	CUSIP / ISIN Numbers		Tender Offer Consideration(1)	Early Tender Premium	Total Consideration(1,2)
9.00% Senior First Lien Notes due 2025	CUSIP: 00688JAB3 / U00690AB0 ISIN: US00688JAB35 / USU00690AB05	$600,000,000	$1,008.75	$50.00	$1,058.75
3.50% Senior Unsecured Notes due 2024(3)	CUSIP: N/A ISIN: XS1468664765 / XS1468662801	€1,000,000,000	€970.00	€50.00	€1,020.00

(1)	Does not include accrued and unpaid interest, which will also be payable as provided herein.
(2)	Includes the Early Tender Premium.
(3)	The Maximum Aggregate Principal Amount (as defined below) for the 2024 Notes (subject to increase by the Jersey Issuer) will be €177,000,000.

Specifically, the U.S. Issuer is offering to purchase any and all of its 9.00% Senior First Lien Notes due 2025 (the “2025 Notes”) and the Jersey Issuer is offering to purchase a maximum aggregate principal amount equal to €177,000,000 (as it may be increased by the Jersey Issuer, the “Maximum Aggregate Principal Amount”) of its 3.50% Senior Unsecured Notes due 2024 (the “2024 Notes” and, together with the 2025 Notes, the “Notes”). The Tender Offer for the 2025 Notes is referred to herein as the “Any and All Tender Offer” and the Tender Offer for the 2024 Notes is referred to herein as the “Maximum Tender Offer”.

The U.S. Issuer intends to purchase any and all 2025 Notes validly tendered (and not validly withdrawn). The amount of 2024 Notes that is purchased in the Maximum Tender Offer on the applicable settlement date will be subject to the proration arrangements applicable to the Maximum Tender Offer.

The Tender Offers will expire at 11:59 p.m., New York City time, at the end of the day on February 23, 2022, unless extended or terminated by the applicable Issuer (the “Expiration Date”). No tenders submitted after the Expiration Date will be valid. Holders of Notes that are validly tendered (and not validly withdrawn) at or prior to 5:00 p.m., New York City time, on February 8, 2022 (subject to extension, the “Early Tender Time”) pursuant to the applicable Tender Offer will be eligible to receive the total consideration that includes the early tender premium for such series of Notes set forth in the table above (the “Early Tender Premium” and, together with the applicable Tender Offer Consideration (as defined below), the “Total Consideration”) for each $1,000 or €1,000 principal amount, as applicable, of their Notes accepted for purchase pursuant to the applicable Tender Offer. Holders of Notes validly tendering their Notes after the Early Tender Time will not be eligible to receive the Early Tender Premium and will be eligible to receive only the applicable tender offer consideration set forth in the above table (with respect to each series of Notes, the “Tender Offer Consideration”) for each $1,000 or €1,000 principal amount, as applicable, of their Notes accepted for purchase pursuant to the applicable Tender Offer. All Notes accepted for purchase pursuant to the Tender Offers will also receive accrued and unpaid interest on such Notes from the last interest payment date with respect to those Notes to, but not including, the applicable settlement date.

As part of the Tender Offers, the U.S. Issuer is also soliciting consents (the “2025 Consent Solicitation”) from the holders of the 2025 Notes for certain proposed amendments that would, among other things, (i) eliminate substantially all of the restrictive covenants and certain events of default contained in the indenture governing the 2025 Notes (the “Majority Amendments”) and (ii) permit the U.S. Issuer to release all of the collateral that secures or purports to secure the obligations under the 2025 Notes without the consent of Holders of the 2025 Notes (the “Two-Thirds Amendments” and together, with the Majority Amendments, the “2025 Proposed Amendments”). Except as noted below adoption of the 2025 Proposed Amendments requires the consent of the holders of at least a majority of the outstanding principal amount of the 2025 Notes (the “Requisite Consents”). However, we note that adoption of the Two-Thirds Amendments requires the consent of holders of at least 66 2/3% of the outstanding principal amount of the 2025 Notes (the “Two-Thirds Consents”). Therefore, the 2025 Proposed Amendments will include the Two-Thirds Amendments only to the extent that the U.S. Issuer receives the Two-Thirds Consents. The 2025 Proposed Amendments constitute a single proposal with respect to the 2025 Notes, and a consenting holder must deliver a consent to the 2025 Proposed Amendments as an entirety and may not consent selectively with respect to any of the 2025 Proposed Amendments. Each holder tendering 2025 Notes will be deemed to have consented to the 2025 Proposed Amendments with respect to all 2025 Notes tendered, and holders of 2025 Notes may not deliver consents to the 2025 Proposed Amendments without tendering their 2025 Notes. If the 2025 Proposed Amendments become operative with respect to the 2025 Notes, holders of the 2025 Notes that do not tender their 2025 Notes at or prior to the Expiration Date, or at all, will be bound by the 2025 Proposed Amendments, meaning that the 2025 Notes will no longer have the benefit of the existing terms of substantially all the covenants and certain events of default contained in the indenture governing the 2025 Notes and may no longer have the benefit of the collateral securing the obligations under the 2025 Notes. In addition, such holders that do not tender their 2025 Notes at or prior to the Expiration Date, or at all, will not receive either the Tender Offer Consideration or the Early Tender Premium. The U.S. Tender Offer is not conditioned upon receipt of the Requisite Consents or the effectiveness of the 2025 Proposed Amendments.

Notes that have been tendered may be withdrawn from the applicable Tender Offer prior to 5:00 p.m., New York City time, on February 8, 2022 (subject to extension, the “Withdrawal Deadline”). Holders of Notes tendered after the Withdrawal Deadline cannot withdraw their Notes unless the applicable Issuer is required to extend withdrawal rights under applicable law. In the case of the 2025 Notes, any withdrawal of 2025 Notes will also revoke the related consent to the 2025 Proposed Amendments. The Jersey Issuer reserves the right, but is under no obligation, to increase the Maximum Aggregate Principal Amount at any time, subject to applicable law. If the Jersey Issuer increases the Maximum Aggregate Principal Amount, it does not expect to extend the applicable Withdrawal Deadline, subject to applicable law.

The U.S. Issuer reserves the right, but is under no obligation, subject to the satisfaction or waiver of the conditions to the U.S. Tender Offer, to accept for purchase any or all of the 2025 Notes validly tendered (and not validly withdrawn) and the Jersey Issuer reserves the right, but is under no obligation, subject to the satisfaction or waiver of the conditions to the EUR Tender Offer to accept for purchase validly tendered (and not validly withdrawn) 2024 Notes up to the Maximum Aggregate Principal Amount, in each case at or prior to the Early Tender Time, at any point following the Early Tender Time and at or prior to the Expiration Date (the “Early Settlement Date”). The Early Settlement Date will be determined at each Issuer’s option and is currently expected to occur on February 10, 2022, the second business day following the Early Tender Time, subject to all conditions to the applicable Tender Offer having been either satisfied or waived by the applicable Issuer. If the U.S. Issuer elects to have an Early Settlement Date, the U.S. Issuer will accept any or all of the 2025 Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Time, and if the Jersey Issuer elects to have an Early Settlement Date, it will accept validly tendered (and not validly withdrawn) 2024 Notes up to the Maximum Aggregate Principal Amount. The final settlement date is expected to occur on February 25, 2022, the second business day following the Expiration Date.

Acceptance of tenders of the 2024 Notes may be subject to proration if the aggregate principal amount for all such 2024 Notes validly tendered is greater than the Maximum Aggregate Principal Amount. Furthermore, if the Maximum Tender Offer is fully subscribed as of the Early Tender Time, holders who validly tender 2024 Notes after the Early Tender Time will not have any of their 2024 Notes accepted for purchase. The Tender Offers are not conditioned on the tender of any minimum principal amount of Notes, the consummation of any other Tender Offer in respect of any other series of Notes or obtaining any Requisite Consent. However, each Tender Offer and the 2025 Consent Solicitation are subject to, and conditioned upon, the satisfaction or waiver by the applicable Issuer of certain conditions described in the Offer to Purchase. Each Issuer reserves the right to waive any conditions to its applicable Tender Offer and, subject to applicable law, to modify or terminate its applicable Tender Offer or the 2025 Consent Solicitation.

Each Issuer will use cash on hand to pay the Total Consideration for the applicable Tender Offer. Assuming that all of the 2025 Notes are tendered at or prior to the Early Tender Time, the U.S. Issuer would need approximately $636 million to pay the Total Consideration plus related fees and expenses, not including the Accrued Interest, for tendered 2025 Notes, and assuming the Maximum Tender Offer is fully subscribed at or prior to the Early Tender Time, the Jersey Issuer would need approximately €181 million to pay the Total Consideration plus related fees and expenses, not including the Accrued Interest, for tendered 2024 Notes.

The purpose of the Tender Offers is to purchase the Notes, thus retiring debt. The purpose of the 2025 Consent Solicitation is to obtain Requisite Consents to adopt the 2025 Proposed Amendments with respect to the indenture governing the 2025 Notes.

Citigroup Global Markets Inc. is the Dealer Manager and Solicitation Agent in the Tender Offers and the 2025 Consent Solicitation. Global Bondholder Services Corporation has been retained to serve as the Tender Agent and Information Agent for the Tender Offers and the 2025 Consent Solicitation. Persons with questions regarding the Tender Offers and the 2025 Consent Solicitation should contact Citigroup Global Markets Inc. at (toll free) (800) 558-3745 or (collect) (212) 723-6106. Requests for the Offer to Purchase should be directed to Global Bondholder Services Corporation at (toll free) (855) 654-2014 or by email to contact@gbsc-usa.com.

None of the Company, the Issuers, the Dealer Manager and Solicitation Agent, the Tender and Information Agent, the trustees or any of their respective affiliates (x) makes any recommendation that holders tender or refrain from tendering all or any portion of the principal amount of their Notes and delivering any related Consents, and no one has been authorized by any of them to make such a recommendation or (y) except as expressly set forth herein with respect to the Company, the Issuers, the Dealer Manager and Solicitation Agent, the Tender and Information Agent or any of their respective affiliates, makes any representations or warranties. The trustees do not assume any responsibility for the accuracy or completeness of the information concerning the Company, the Issuers, their affiliates or the Notes contained herein or any failure by the Company or the Issuers to disclose events that may have occurred and may affect the significance or accuracy of that information. Holders must make their own decision as to whether to tender their Notes and deliver related consents, and, if so, the principal amount of Notes as to which action is to be taken.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offers and the 2025 Consent Solicitation are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of the Issuers by the Dealer Manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Adient:

Adient (NYSE: ADNT) is a global leader in automotive seating. With approximately 75,000 employees in 33 countries, Adient operates 208 manufacturing/assembly plants worldwide. Adient produces and delivers automotive seating for all major OEMs. From complete seating systems to individual components, Adient’s expertise spans every step of the automotive seat-making process. Adient’s integrated, in-house skills allow it to take its products from research and design to engineering and manufacturing — and into more than 20 million vehicles every year. For more information on Adient, please visit www.adient.com.

Forward-Looking Statements:

The Company has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” or similar terms. Forward-looking statements are not guarantees of future performance and the Issuers’ and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. The Issuers caution that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Issuers’ or the Company’s control, that could cause the Issuers’ or the Company’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the consummation of the Tender Offers or the 2025 Consent Solicitation at all or on the same or different terms as those set forth herein, whether recently completed strategic transactions in China and deleveraging activities may yield additional value for investors at all or on the same or different terms as those described in the statements made or incorporated by reference in this document, the timing, benefits and outcomes of the strategic transactions in China and/or the activities relating to our capital structure, the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties, any future redemption of Notes following the Tender Offer on the same or different terms as those set forth herein, the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on the Company and its customers, suppliers, joint venture partners and other parties, the ability of the Company to execute its turnaround plan, work stoppages, including due to supply chain disruptions and similar events, energy and commodity (particularly steel) prices, the availability of raw materials (including petrochemicals) and component products (including components required by our customers for the manufacture of vehicles (i.e., semiconductor chips)), automotive vehicle production levels, mix and schedules, as well as our concentration of exposure to certain automotive manufacturers, the ability of the Company to effectively launch new business at forecast and profitable levels, the ability of the Company or the Issuers to meet debt service requirements, the terms of future financing, the impact of tax reform legislation, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, general economic and business conditions, the strength of the U.S. or other economies, shifts in market shares among vehicles, vehicle segments or away from vehicles on which the Company has significant content, changes in consumer demand, global climate change and related emphasis on ESG matters by various stakeholders, currency exchange rates and cancellation of or changes to commercial arrangements, and the ability of the Company to identify, recruit and retain key leadership. A detailed discussion of risks related to the Company’s business is included in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021 filed with the SEC on November 23, 2021 available at www.sec.gov. Holders of Notes should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, the Issuers assume no obligation, and disclaim any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

ADNT-FN

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